Registrant
File No.
Form
Original
Filing Date
Amended
Filing Date
Explanation
Pioneer Equity Income
Fund
811-08657
N-SAR-B/A
12/29/14
12/30/14
The Registrant amended the Form
N-SAR for the period ended
October 31, 2014 to include an
attachment relating to a change in
certifying accountant's response
to Item 77 that was inadvertently
omitted from the initial filing. No
other changes were made to the
filing.